Exhibit 23.1

REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM’S CONSENT

I consent to the use in this Registration Statement Form F-1 Zhong Yuan Bio-Technology Holdings Limited as of my report dated September 23, 2022 relating to the consolidated financial statements and schedules of Zhong Yuan Bio-Technology Holdings Limited as of March 31,2022, and for the year ended March 31, 2022 which appears in such Registration Statement. I also consent to the reference to me under the heading “Experts” in such Registration Statement.

/S/ K.R. MARGETSON LTD.

North Vancouver BC

Canada

October 26, 2022

PCAOB ID:1212